UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2011

LINCOLNWAY ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51764	20-1118105
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

59511 W. Lincoln Highway, Nevada, Iowa		50201
(Address of principal executive offices)		(Zip Code)

515-232-1010
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01    OTHER EVENTS.

Lincolnway Energy, LLC entered into a Purchase and Sale Agreement (the "Agreement") with DuPont Danisco Cellulosic Ethanol, LLC ("DDCE") on June 23, 2011, pursuant to which DDCE would, subject to the satisfaction of the various contingencies set out in the Agreement, purchase certain real estate from Lincolnway Energy for the purpose of DDCE constructing a cellulosic or advanced biofuels plant on the real estate. The contingencies under the Agreement were satisfied, and the closing of the sale and purchase of the real estate occurred on October 5, 2011. The real estate that was purchased by DDCE comprises of 59.05 acres and is located to the southwest of the real estate on which Lincolnway Energy's ethanol plant is located. The purchase price paid by DDCE under the Agreement was $20,000 per acre, resulting in a purchase price to Lincolnway Energy of $1,181,000. The purchase price net settlement adjustments was paid at closing.

One of the contingencies under the Agreement was that Lincolnway Energy and DDCE needed to enter into a rail agreement, or if a rail agreement was not entered into, an easement agreement and track usage agreement. The general purpose of those agreements was to structure how DDCE would have access to Lincolnway Energy's rail facilities. The referenced contingency was met by Lincolnway Energy and DDCE entering into a Load Out Services Agreement. The Load Out Services Agreement provides, in general, that DDCE shall construct an aboveground pipeline from DDCE's plant to a holding tank on Lincolnway Energy's property, and that Lincolnway Energy will load out DDCE's product at Lincolnway Energy's rail or truck facilities. The Load Out Services Agreement sets forth the various fees and other amounts that DDCE will pay to Lincolnway Energy for those services, and allocates various costs and expenses between Lincolnway Energy and DDCE. The Load Out Services Agreement provides that if the Load Out Services Agreement is terminated, then Lincolnway Energy will grant DDCE an easement for the purpose of DDCE constructing its own rail tracks, and that Lincolnway Energy and DDCE will also at that time enter into a track usage agreement which will address how Lincolnway Energy and DDCE will jointly use certain tracks of Lincolnway Energy and other related matters. The initial term of the Load Out Services Agreement is ten years from the date of the Load Out Services Agreement, which date is October 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LINCOLNWAY ENERGY, LLC

Date: October 6, 2011	By:	/s/ Richard Brehm
Richard Brehm, President and Chief Executive Officer